Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-118903)
2.	Registration Statement (Form S-8 No. 333-155528)
3.	Registration Statement (Form S-8 No. 333-160499)
4.	Registration Statement (Form S-8 No. 333-209060)
5.	Registration Statement (Form S-8 No. 333-220296)
6.	Registration Statement (Form S-8 No. 333-227543)
7.	Registration Statement (Form S-3 No. 333-205228)
8.	Registration Statement (Form S-3 No. 333-226059)
9.	Registration Statement (Form S-1 No. 333-217671)
10.	Registration Statement (Form S-1 No. 333-220756)
11.	Registration Statement (Form S-1 No. 333-226057)
12.	Registration Statement (Form S-1 No. 333-229051)

of our report dated April 1, 2019, with respect to the consolidated financial statements of Hemispherx Biopharma, Inc. included in this Annual Report (Form 10-K) of Hemispherx Biopharma, Inc. for the year ended December 31, 2018.

/s/ Morrison, Brown, Argiz & Farra, LLC

Miami, Florida

April 1, 2019